Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report of the smaller reporting company of DAM Holdings, Inc. (fka Hybrid Dynamics Corporation) (the “Company”) on Form 10-Q filed with the Securities and Exchange Commission on the date hereof (the Report), I, Mark Klein, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ MARK KLEIN
Mark Klein
Chief Executive Officer and
Chief Financial Officer
DAM Holdings, Inc.

Date: November 18, 2009